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                                                                       EXHIBIT 5

                      [Letterhead of Miles & Stockbridge]






                          October 25, 1996


UNC Incorporated
175 Admiral Cochrane Drive
Annapolis, Maryland  21401

Gentlemen:

        In connection with the registration statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") for the resale under the Securities Act of 1933 (the "Securities Act") of the Series B Senior Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), the Series C Senior Cumulative Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), that may be paid from time to time as a dividend on such shares of Series B Preferred Stock and the common stock, par value $.20 per share (the "Common Stock"), of UNC Incorporated (the "Company") issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of rendering this opinion.

        Based on the foregoing, we are of the opinion that (i) the Series B Preferred Stock has been duly and validly issued and is fully paid and non-assessable, (ii) the Series C Preferred Stock, when issued in accordance with the Company's Certificate of Incorporation, its Bylaws, as amended, and certain resolutions adopted by the Board of Directors of the Company and related to the valid declaration of such Series C Preferred Stock as a dividend under the General Corporation Law of the State of Delaware, will, when so issued, be legally issued, fully paid and non-assessable, and (iii) the Conversion Shares, when issued in accordance with the Company's Certificate of Incorporation, as amended, will, when so issued, be legally issued, fully paid and non-assessable. For purposes of the opinion expressed in clause (iii) above, we have assumed that the Company will have sufficient shares of Common Stock authorized and unissued in its Certificate of Incorporation in order to satisfy the Company's obligation to issue such shares.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not
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UNC Incorporated
October 25, 1996
Page 2


thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                       Very truly yours,

                                       Miles & Stockbridge,
                                       a Professional Corporation

                                       By: /s/ John B. Frisch
                                          -------------------------------------
                                          Principal